                                   Exhibit 3.9

                            Articles of Incorporation
                                M-H Manufacturing

  RECEIVED - DEPT OF
FINANCIAL INSTITUTIONS
  STATE OF WINCONSIN

2002 APR 22 AM 10:57

                               State of Winconsin
                      DEPARTMENT OF FINANCIAL INSTITUTIONS           [LOGO]
                    Division of Corporate & Consumer Services



              ARTICLES OF AMENDMENT - STOCK, FOR-PROFIT CORPORATION


A. The present corporate name (prior to any change effected by this amendment) is:

      M-H Manufacturing Co., Inc.

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

 Article 1 is amended and restated in its entirety as follows:

 Article 1. Name of the corporation: Mule-Hide Manufacturing Co., Inc.





FILING FEE - $40.00 See instructions, suggestions and procedures on following pages.

DFI/CORP/4(R09/01) Use of this form is voluntary.                         1 of 3

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                                                        STATE OF WISCONSIN
                                                               FILED

                                                            APR 29 2002

                                                           DEPARTMENT OF
                                                      FINANCIAL INSTITUTIONS

B. Amendment(s) adopted on April 1, 2002

(Indicate the method of adoption by checking (X) the appropriate choice below.)

     [_] In accordance with sec. 180.1002, Wis. Stats. (By the Board of
         Directors)
OR
     [X] In accordance with sec. 180.1003, Wis. Stats. (By the Board of
         Directors and Shareholders)
 OR
     [_] In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or
         Board of Directors, before issuance of shares)


C. Executed on April 18, 2O02                        /s/ David Luck
               --------------                     ----------------------
                   (Date)                              (Signature)
Title: [X] President [_] Secretary
or other officer title____________                 David Luck
                                                  ----------------------
                                                      (Printed name)

This document was drafted by Todd W. Burkett
                             ---------------------------------------------------
                              (Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P.O Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00 payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave, 3/rd/ Floor, Madison WI, 53703). This document can be made available in alternate formats upon request to qualifying individuals with disabilities. The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. Upon filing, the information in this document becomes public and might be used for purposes other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TTY.

                                                                           2 of3

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ARTICLES OF AMENDMENT - Stock, For-Profit Corporation

   Todd W. Burkett, Leo and Associates

   200 Randolph Avenue, Suite 200

   Huntsville, AL 35801


..  Your return address and phone number during the day: (   ) (256) 539-6000
                                                       -------------------------
INSTRUCTIONS (Continued)
------------

A. State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., "Resolved, that Article 1 of the articles of incorporation be amended to read:........(enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s).

     By Board of Directors -Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

     By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information.

     By Incorporators or Board of Directors -Before issuance of shares - See sec. 180.1005, Wis.Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin,sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark..

FILING FEE - $40.00.

                                                                          3 of 3

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                                   Exhibit 3.9

                                     BYLAWS

                                       OF

                           M-H MANUFACTURING CO., INC.

THE SECURITIES CREATED BY THIS AGREEMENT, IF ANY, HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN THE SECURITIES ACT OF 1933 PROVIDED BY SECTION 4(2) THEREOF, NOR HAVE THEY BEEN REGISTERED WITH THE SECURITIES COMMISSION OF CERTAIN STATES IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION. THE EQUITY INTERESTS CREATED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IN A TRANSACTION WHICH IS EITHER EXEMPT FROM REGISTRATION UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS.

                                    ARTICLE I

                                   DEFINITIONS

The following capitalized terms are used in these Bylaws with the meanings thereafter ascribed:

"Affiliate" means (a) in the case of an individual, any relative of such Person other than his or her parents, (b) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such Person; (c) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person; or (d) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person.

"Articles of Incorporation" means the Articles of Incorporation of the Corporation, as filed with the Wisconsin Department of Financial Institutions as the same may be amended from time to time.

"Available Cash" means such cash or cash equivalents on hand and in banks as the Board of Directors in their discretion determine is then available for distribution to the Shareholders after all current debts and obligations of the Corporation have been paid or provision therefor has been made and Reserves have been established.

"Board of Directors" means the individuals elected as Directors.

"Bylaws" means these Bylaws as originally executed and as amended from time to time.

"Capital Contribution" means any contribution to the capital of the Corporation in cash or property by a Shareholder whenever made.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Confidential Information" means all proprietary or confidential information concerning the business, finances, financial statements, properties and operations of the Corporation and its Affiliates, including, without limitation, know-how, trade secrets, agreements, business and marketing plans, techniques, forecasts, projections, budgets, unpublished financial statements, price lists, costs, computer programs, source and object codes, algorithms, data, and other original works of authorship, along with all information received from third parties and held in confidence by the Corporation and its Affiliates, but shall not include Confidential Information concerning Affiliates of the Directors of the Corporation.

"Corporation" means M-H Manufacturing Co., Inc.

"Directors" means the individuals designated or elected to the Board of Directors by the Shareholders.

"Disposition" means any transfer or attempted transfer of all or any part of the rights and incidents of ownership of an Interest (including, in the case of a holder of the Shares, the right to vote), whether such transfer is outright or conditional, inter vivos or testamentary, voluntary or involuntary, or for or without consideration.

"Employee" means any person employed by the Corporation and/or its Subsidiaries on a full-time basis.

"Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, or association or any foreign trust, foreign business organization or other entity.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fiscal Year" means the Corporation's fiscal year, which shall be the calendar year.

"Initial Capital Contribution" means the initial contribution to the capital of the Corporation made by a Shareholder pursuant to these Bylaws, which is set forth on Exhibit A.

"Interest" means a Shareholder's entire interest in the Corporation consisting of such Shareholder's Shares and all of the rights appurtenant thereto granted pursuant to these Bylaws or the Act.

"Net Losses" means the Corporation's taxable loss as computed under of the Code.

"Net Profits" means the Corporation's taxable income and gain as computed under the Code.

"Officer" means one or more persons appointed by the Board of Directors pursuant to Article VI hereof.

"Percentage Interest" means as to each Shareholder, that number set opposite such Shareholder's name on Exhibit A in the column entitled "Percentage Interest," as such number may be changed from time to time under the terms of this Agreement.

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"Permitted Disposition" means a Disposition by an assignment of an Interest in the Corporation effected with the consent of the holders of a majority of the issued and outstanding Shares of the Corporation or pursuant to the provisions of a Restrictive Stock Transfer Agreement. The foregoing notwithstanding, the transferee shall be only an and shall not become a Shareholder, unless and until such transferee is admitted to the Corporation as a Shareholder in the manner described in Article XIV hereof. In addition, no Disposition shall be a Permitted Disposition unless the Transferring Shareholder shall have obtained the written agreement of the transferee, that such transferee will be bound by, and the Interests proposed to be transferred will be subject to, any other restrictions on transfer in these Bylaws and in any Restrictive Stock Transfer Agreement which has been adopted by the Corporation and its Shareholders. Furthermore, no Disposition shall be a Permitted Disposition if such Disposition would cause the termination of the Corporation's Sub-Chapter S Election, unless prior to the date of such Disposition the Shareholders have elected to terminate the Sub-Chapter S Election pursuant to Section 11.2 below.

"Person" means any individual or entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

"Restrictive Stock Transfer Agreement" means any restrictive stock transfer agreement adopted by the Corporation and the Shareholders as the same may be amended from time to time, provided, however, that the Corporation and the Shareholders may opt not to adopt any such agreement.

"Reserves" means with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Board of Directors for working capital and to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership or operation of the Corporation's business.

"Sale of Control" means any of the following transactions or a series of related transactions having substantially the same effect as any of the following transactions:

          (a) A Transfer to any person or persons (other than a Permitted Transferee), including any transfer to the Corporation, of Shares if after the proposed transfer all Shares held by the transferee and its affiliates, including the Shares transferred, constitute a majority of the then outstanding Shares;

          (b) A Public Offering in which any Shareholder participates as a Selling Shareholder; and

          (c) A merger or consolidation of the Corporation with or into any other person pursuant to which a majority of the voting securities of the surviving corporation will be held by persons who were not Shareholders prior to such transaction.

"Shareholder" means each of the parties who executes a counterpart of these Bylaws as a Shareholder and purchases Shares and each of the parties who may hereafter be admitted as Shareholders.

"Shares" are the basis for determining a Shareholder's share of the Net Profits and Net Losses, distributions of the Corporation's assets pursuant to these Bylaws, and the voting rights of Shareholders. Shares shall be evidenced by certificates in the form approved by the Board of Directors. Each Share held of record by a Shareholder shall entitle the Shareholder to one vote on all matters which require or which are submitted for Shareholder approval.

"Subsidiaries" means any and all corporations, partnerships, limited liability companies or other entities of which the Corporation owns, directly or indirectly, at least fifty percent (50%) of the voting shares or other equity interests.

"Tax Dividend" shall have the meaning ascribed to such term in Section 10.3.

"Transfer" means any sale, assignment, transfer, gift, pledge, encumbrance, hypothecation, grant of security interest or other voluntary or involuntary disposition or alienation by a Shareholder of any Shares, other than a sale or transfer of Shares by the Corporation.

"Transferring Shareholder" means Shareholder who sells, assigns, pledges, hypothecates, or otherwise transfers for consideration or gratuitously all or any portion of the Shares held of record by such Shareholder.

"Treasury Regulations" or "Regulations" means the Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"Wisconsin Act" means Chapter 180 of the Wisconsin Statutes, as amended from time to time.

                                   ARTICLE II
                            FORMATION OF CORPORATION

Section 2.1. Formation. The Articles of Incorporation of the Corporation has been filed with the Wisconsin Department of Financial Institutions in accordance with the provisions of the Wisconsin Act evidencing the organization of the Corporation as a Wisconsin corporation.

Section 2.2. Name. The name of the Corporation is M-H Manufacturing Co., Inc. The Corporation may change its name from time to time by consent of the holders of a majority of the issued, outstanding and vested Shares.

Section 2.3. Principal Place of Business. The initial principal place of business of the Corporation is at One ABC Parkway, Beloit, Wisconsin 53511. The Corporation may change its principal place of business and may have offices at any other place or places as the Board of Directors may from time to time deem advisable.

Section 2.4. Registered Office and Registered Agent. The Corporation's initial registered agent in the State of Wisconsin shall be Diane M. Hendricks. The initial registered office of the Corporation in the State of Wisconsin shall be at One ABC Parkway, Beloit, WI 53511. The registered office and registered agent may be changed from time to time pursuant to the Act, the applicable rules promulgated thereunder and the vote of the Board of Directors.

Section 2.5. Term. The term of the Corporation commenced on the filing date of the Articles of Incorporation, and shall continue until dissolved in accordance with the provisions of these Bylaws or the Act.

Section 2.6. Organizational Expenses. The Board of Directors shall cause the Corporation to pay all organizational expenses incurred in connection with the organization of the Corporation.

                                   ARTICLE III
                             BUSINESS OF CORPORATION

The Corporation may engage in any lawful business whatsoever which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation and its assets. The Corporation shall have all powers necessary to or reasonably connected with the Corporation's business which may be legally exercised by a corporation under the Wisconsin Act or which are necessary, customary, convenient, or incident to the realization of its business purpose.

                                   ARTICLE IV
                       NAMES AND ADDRESSES OF SHAREHOLDERS

The names and addresses of the Shareholders are set out on Exhibit A hereto under the caption "Shareholder's Name and Address." The Board of Directors and the Secretary hereby are authorized and instructed to update Exhibit A as necessary from time to time to keep such exhibit accurate and up to date.

                                    ARTICLE V
                         RIGHTS AND DUTIES OF DIRECTORS

Section 5.1. Management. Except for situations in which the approval of the Shareholders is expressly required by these Bylaws, a Restrictive Stock Transfer Agreement or by non-waivable provisions of applicable law, the Board of Directors shall have full and complete authority, power, and discretion to manage and control the business, affairs, and properties of the Corporation, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Corporation's business.

Section 5.2. Number of Directors. The number of Directors shall initially be three (3), subject to increase or decrease as provided in a Restrictive Stock Transfer Agreement or by a vote of the holders of a majority of the issued, outstanding and vested Shares. The Directors shall be elected by the Shareholders; additional procedures for such selection may be set forth in a Restrictive Stock Transfer Agreement. Each Director shall be entitled to one vote on all matters to be voted upon by the Board of Directors. Each Director shall be elected at the annual meeting of the Shareholders or as otherwise provided herein or in a Restrictive Stock Transfer Agreement. Each Director shall hold office until the next annual meeting of the Shareholders and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Notwithstanding anything contained in these Bylaws to the contrary, the affirmative vote of the holders of a majority of the issued, outstanding and vested Shares, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article V.

Section 5.3. Manner of Action, Quorum. The Board of Directors may not take any action permitted to be taken by the Board of Directors unless the Board of Directors act at any regular or special meeting held in accordance with Section
5.5 hereof or by written consent in accordance with Section 5.6 of these Bylaws. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors. Directors need not be Shareholders of the Corporation.

Section 5.4. Vacancies. If a vacancy is created due to the death, resignation, removal or failure to stand for re-election of a Director who was selected by a particular Shareholder or Shareholders pursuant to provisions set forth in a Restrictive Stock Transfer Agreement, the particular Shareholder or Shareholders, as the case may be, will have the right to select a replacement to fill such vacancy. In all other instances, the Board of Directors at a regular or special meeting may fill vacancies and such appointment by the Board of Directors shall continue until the expiration of the term of the Director whose place has become vacant.

Section 5.5. Meetings. The Board of Directors shall meet annually, without notice, immediately following the annual meeting of the Shareholders. The Board of Directors may set any number of regular meetings by resolution. No notice need be given for any annual or regular meeting set by resolution of the Board of Directors. Special meetings of the Directors may be called at any time by the President or by any Director, on two (2) days' written notice to each Director, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by an instrument in writing executed before or after the meeting. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communication equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof, unless such presence at such meeting is specifically and solely to object to the notice of such meeting.

Section 5.6. Action in Lieu of Meeting. Any action to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the Directors and any further requirements of law pertaining to such consents have been met.

Section 5.7. Removal. Shareholders who serve as Directors or Directors who serve at the designation of a particular Shareholder or Shareholders pursuant to the terms of a Restrictive Stock Transfer Agreement may not be removed as Directors without good cause and may only be removed as Directors with good cause upon the vote of holders of a majority of the issued, outstanding and vested Shares. Any other Director may be removed from office, without cause, upon the vote of holders of a majority of the issued, outstanding and vested Shares at a meeting with respect to which notice of such purpose is given pursuant to Section 8.4. Any vacancy created by removal pursuant to this Section 5.7 shall be filled in accordance with Section 5.4.

Section 5.8. Certain Powers of the Board of Directors. The Board of Directors shall have plenary power and authority to conduct the business of the Corporation, subject to the requirement of Shareholder approval for certain acts, as set forth in Section 8.9 below. Without limiting the generality of the preceding sentence or the powers described in Section 5.1 hereof, the Board of Directors shall have full power and authority to authorize the Corporation:

                  (a) To acquire property from any Person as the Board of Directors may determine. Upon the affirmative vote of the holders of a majority of the issued, outstanding and vested Shares, the fact that a Director or a Shareholder is directly or indirectly affiliated or connected with any such Person shall not prohibit the Board of Directors from acquiring property from that Person.

                  (b) To purchase liability and other insurance to protect the Corporation's property and business.

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

                  (c) To invest any Corporation funds (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments.

                  (d) Upon the affirmative vote of the holders of a majority of the issued, outstanding and vested Shares, to consummate a transaction set forth in Section 8.9 that will not violate or a cause of a default under any other agreement to which the Corporation may be bound. The affirmative vote of the holders of Shares shall not be required with respect to any sale or disposition of the Corporation's assets in the ordinary course of the Corporation's business.

                  (e) To execute on behalf of the Corporation all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Corporation's assets; assignments; bills of sale; leases; partnership agreements; bylaws of corporations; operating agreements of limited liability companies; and any other instruments or documents necessary in the opinion of the Board of Directors to the Corporation's business.

                  (f) To employ accountants, legal counsel, managing agents, or other experts to perform services for the Corporation and to compensate them from Corporation funds.

                  (g) To create offices and to delegate executive responsibility to them, and to appoint individuals, who need not be Directors, to serve as such Officers at the pleasure of the Board of Directors.

                  (h) To do and perform all other acts as may be necessary or appropriate to the conduct of the Corporation's business.

Unless authorized by the Board of Directors or the holders of a majority of the issued, outstanding and vested Shares, no attorney-in-fact, employee, Director or agent of the Corporation shall have any power or authority to bind the Corporation in any way, to pledge its credit, or to render it liable pecuniary for any purpose. No Shareholder shall have any power or authority to bind the Corporation unless the Shareholder has been authorized by the Board of Directors or the holders of a majority of the issued, outstanding and vested Shares to act as an agent of the Corporation in accordance with the previous sentence.

Section 5.9. Liability for Certain Acts. No Director shall be liable to the Corporation or to any Shareholder for any loss or damage sustained by the Corporation or any Shareholder except loss or damage resulting from (a) intentional misconduct, (b) knowing violation of law, or (c) a transaction from which such Director received an improper personal benefit in violation or breach of the provisions of these Bylaws or the Act.

Section 5.10. Non-employee Directors; No Exclusive Duty to Corporation. A Director who is not an Employee shall not be required to manage the Corporation as the Director's sole and exclusive function, and any Director who is not an Employee may have other business interests and may engage in other activities in addition to those relating to the Corporation, even if such other business interests or activities are competitive with the business of the Corporation; provided, that a Director shall not be permitted to use Confidential Information for any purpose not connected to the Corporation. Neither the Corporation nor any Shareholders shall have any right, by virtue of these Bylaws, to share or participate in such other investments or activities of a non-Employee Director or to the income or proceeds derived therefrom or to obtain or use any confidential information pertaining to such other investments or activities. A Director who is not an Employee shall incur no liability to the Corporation or any Shareholder as a result of engaging in any other businesses or ventures.

Section 5.11. Resignation. Any Director of the Corporation may resign at any time by giving written notice to the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Director who is also a Shareholder shall not affect the such Shareholder's rights as a Shareholder.

Section 5.12. Officer's and Director's Compensation. Any salaries and other compensation of the Officers shall be fixed by the Board of Directors, and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Shareholder of the Corporation. Directors who are Employees shall not receive special or separate compensation for serving on the Board of Directors, but may receive compensation as Officers or Employees. Directors who are not Employees may receive special or separate compensation for serving on the Board of Directors and providing services to the Corporation, as determined from time to time by the Board of Directors.

                                   ARTICLE VI
                                    OFFICERS

Section 6.1. General Provisions. The Officers of the Corporation may consist of a Chairperson of the Board, a Vice-Chairperson of the Board, a Chief Executive Officer, a President, Vice Presidents, a Secretary, and a Treasurer who shall be elected by the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these Bylaws. Each Officer shall be elected or appointed for a term as provided by resolution of the Board of Directors. Each Officer shall serve until his or her successor has been elected or appointed and has qualified or his or her earlier resignation, removal from office, or death. Any two or more offices may be held by the same person, except that the President and the Secretary shall not be the same person.

Section 6.2. The Chairperson and Vice-Chairperson of the Board. The Chairperson of the Board of Directors, if and while there is an incumbent of the office, shall preside at all shareholders' and directors' meetings at which he or she is present. The chairperson of the board shall have and exercise general supervision over the conduct of the Corporation's affairs and over its other officers, subject, however, to the board's control. The chairperson of the board of directors shall from time to time report to the board all matters within his or her knowledge that the Corporation's interests may require to be brought to the board's notice. The Vice-Chairperson of the Board shall have the duties of the Chairperson of the Board during the absence or disability of the Chairperson.

Section 6.3. The Chief Executive Officer. If and while there is not an incumbent in the office of the Vice-Chairperson of the Board, and during the Vice-Chairperson's absence or disability, the Chief Executive Officer shall have the duties of authority of the Vice-Chairperson of the Board specified in
Section 6.2 of these bylaws. The Chief Executive Officer, subject to the Board of Directors' control, shall:

    (a) establish, coordinate and implement the Corporation's business strategy;

    (b) establish and monitor short and long term financial and budget plans of the Corporation;

    (c) perform all functions of general strategic manager of the Corporation's business;

    (d) have authority to sign, execute, and deliver in the Corporation's name all instruments either when specifically authorized by the Board of Directors or when required or deemed necessary or advisable by the Chief Executive Officer in the ordinary conduct of the Corporation's normal business, except in cases where the signing and execution of the instruments shall be expressly delegated by these bylaws or by the board to some other officer(s) or agent(s) of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent; and

    (e) in general, perform all duties incident to the office of the chief executive officer and such other duties as from time to time may be assigned to him or her by the board of directors.

Section 6.4. The President. If and while there is no incumbent in the office of the Chief Executive Officer, and during the Chief's absence or disability, the President shall have the duties and authority specified in Section 4.09 of these bylaws. The President, subject to the board of directors' control, shall:

    (a) superintend and manage the Corporation's business;

    (b) coordinate and supervise the work of its other officers (except the Chairperson and Vice-Chairperson of the Board and the Chief Executive Officer);

    (c) employ, direct, fix the compensation of, discipline, and discharge its employees;

    (d) employ agents, professional advisors, and consultants;

    (e) perform all functions of a general manager of the Corporation's business;

    (f) have authority to sign, execute, and deliver in the Corporation's name all instruments either when specifically authorized by the board of directors or when required or deemed necessary or advisable by the President in the ordinary conduct of the Corporation's normal business, except in cases where the signing and execution of the instruments shall be expressly delegated by these bylaws or by the board to some other officer(s) or agent(s) of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent; and

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    (g) in general, perform all duties incident to the office of the president and such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 6.5. Vice Presidents. The Corporation may have one or more Vice Presidents, elected by the Board of Directors, who shall perform such duties and have such powers as may be delegated by the President or the Board of Directors. In the absence, death, disability or refusal to act by the President, the Vice President in order of seniority shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 6.6. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the Shareholders and Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Corporation records; (d) keep a register of the address of each Shareholder and member of the Board of Directors which shall be furnished to the Secretary by such Shareholder or member of the Board of Directors; and (e) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or Board of Directors.

Section 6.7. Assistant Secretaries. In the event of the Secretary's absence or disability, any Assistant Secretary shall act as Secretary in all respects and shall have and shall exercise and perform all of the powers and duties of the Secretary, subject to any and all restrictions placed upon the Secretary by the Board of Directors or the President or pursuant to these Bylaws. The Assistant Secretaries shall have and shall exercise and perform such other powers and duties as may from time to time be assigned to them by the Board of Directors, the President or the Secretary or pursuant to these Bylaws.

Section 6.8. Treasurer. Subject to the powers and the authority of the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation (and may also be designated by such title) and shall have custody of Corporation funds and securities and shall keep a full and accurate account of receipts and disbursements thereof. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors, shall disburse Corporation funds as may be ordered by the Board of Directors, shall render to the Shareholders, the President and the Board of Directors, at the request of any of them, an accounting of all of his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall have and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors, the President or these Bylaws.

Section 6.9. Assistant Treasurers. In the event of the Treasurer's absence or disability, any Assistant Treasurer shall act as Treasurer in all respects and shall have and shall exercise and perform all of the powers and duties of the Treasurer, subject to any and all restrictions placed upon the Treasurer by the Board of Directors or the President or pursuant to these Bylaws. The Assistant Treasurers shall have and shall exercise and perform such other powers and duties as may from time to time be assigned to them by the Board of Directors, the President or the Treasurer or pursuant to these Bylaws.

Section 6.10. Other Officers. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by the Board of Directors.

                                   ARTICLE VII
                     RIGHTS AND OBLIGATIONS OF SHAREHOLDERS

Section 7.1. Limitation on Liability. Each Shareholder's liability shall be limited as provided in the Act.

Section 7.2. No Liability for Corporation Obligations. No Shareholder will have any personal liability for any debts or losses of the Corporation beyond such Shareholder's Capital Contributions, except as provided by law.

Section 7.3. List of Shareholders. Upon written request of any Shareholder, the Secretary shall provide a list showing the names, addresses, and the number of Shares owned of record by all Shareholders and any other information required by the Act.

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Section 7.4. Priority and Return of Capital. No holder of Shares shall have priority over any other holder of Shares, either as to the return of Capital Contributions or as to Net Profits, Net Losses, or distributions. This Section
7.4 shall not apply to loans (as distinguished from Capital Contributions) which a Shareholder has made to the Corporation.

Section 7.5. Status of Shares Purchased by Corporation. Shares purchased by the Corporation pursuant hereto shall not be deemed to be outstanding, and shall revert to authorized and unissued Shares.

                                  ARTICLE VIII
                            MEETINGS OF SHAREHOLDERS

Section 8.1. Annual Meeting. A meeting of Shareholders shall be held annually, within four (4) months of the end of the Fiscal Year of the Corporation. The annual meeting shall be held at such time and place and on such date as the Board of Directors shall determine from time to time and as shall be specified in the notice of the meeting. Failure to hold the annual meeting of Shareholders as provided above shall not invalidate any actions taken by the Corporation after the failure to hold the annual meeting as provided above.

Section 8.2. Special Meetings. Special meetings of Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Director, and shall be called by the President upon the written request of one or more Shareholders holding at least twenty-five percent (25%) of the issued, outstanding and vested Shares. Special meetings of Shareholders shall be held at such time and place and on such date as shall be specified in the notice of the meeting which shall state the purpose or purposes for which the meeting is called.

Section 8.3. Place of Meetings. Annual or special meetings of Shareholders may be held within or outside the State of Wisconsin.

Section 8.4. Notice of Meetings. Written notice of annual or special meetings of Shareholders stating the place, day, and hour of the meeting shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors or person calling the meeting, to each Shareholder entitled to vote at such meeting. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.

Section 8.5. Meeting of all Shareholders. If all of the Shareholders shall meet at any time and place, either within or outside of the State of Wisconsin, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

Section 8.6. Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any distribution, or in order to make a determination of Shareholders for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section 8.6, such determination shall apply to any adjournment thereof.

Section 8.7. Quorum. At all meetings of Shareholders, a majority of the issued, outstanding and vested Shares represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting, a majority of the Shares so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if at the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Shares whose absence would cause less than a quorum to be present.

Section 8.8. Manner of Acting. If a quorum is present, the affirmative vote of Shareholders holding the number of issued, outstanding and vested Shares (voting in person or by proxy) required by the Act, by the Articles of Incorporation, by these Bylaws or by a Restrictive Stock Transfer Agreement in connection with such matter shall be the vote of the Shareholders. Unless otherwise specified by these Bylaws, a Restrictive Stock Transfer Agreement or the Act, the affirmative vote of holders of at least fifty percent (50%) of the issued, outstanding and vested Shares shall

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be required. Unless otherwise expressly provided herein or required under applicable law, Shareholders who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Shareholders vote or consent may vote or consent upon any such matter and their vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Shareholders.

Section 8.9. Actions Requiring Shareholder Approval. Shareholders holding a majority of the issued outstanding and vested shares shall be required to approve (i) a Sale of Control or (ii) a sale of all or substantially all of the Corporation's assets. In addition to specific requirements for Shareholder action elsewhere in these Bylaws, the Shareholders holding a majority of the issued, outstanding and vested Shares shall be required to approve by affirmative vote in accordance with Section 8.2 or 8.11 (a) any sale, exchange, or other disposition of less than all, or substantially all, of the Corporation's assets (other than in the ordinary course of the Corporation's business, it being understood that a sale of an entire business segment shall not be in the ordinary course)) which is to occur as part of a single transaction or plan, (b) the merger or consolidation of the Corporation with or into another entity, (c) the voluntary dissolution or liquidation of the Corporation, (d) any amendment of the Bylaws, (e) the issuance of additional equity securities (or securities convertible into or exchangeable for equity securities) of the Corporation, and (f) a change in the number of Directors on the Board of Directors.

Section 8.10. Proxies. At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Board of Directors of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 8.11. Action by Shareholders Without a Meeting. Action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if the consented to in writing by the holders of shares having voting power to cast at least the minimum number (or in the case of voting groups, the minimum numbers) of votes that would be necessary to authorize or to take the action at a meeting at which all shares entitled to vote were present and voted. Action taken under this Section 8.11 is effective when the Shareholders required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Shareholders entitled to take action without a meeting shall be the date the first Shareholder signs a written consent.

Section 8.12. Waiver of Notice. When any notice is required to be given to any Shareholder, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

Section 8.13. Meeting by Telephone; Action by Consent. Shareholders may also meet by conference telephone call if all Shareholders can hear one another on such call and the requisite notice is given or waived.

                                   ARTICLE IX
              AUTHORIZED CAPITAL, CAPITAL CONTRIBUTIONS, AND LOANS

Section 9.1. Authorized Number of Shares. The maximum number of Shares which may be issued by the Corporation is 1,000, of which 1,000 Shares shall be issued as set forth on Exhibit A upon the execution of these Bylaws. No preferred shares are authorized by the Corporation's Articles of Incorporation. The Board of Directors, shall have the authority, subject to the requirements of Section 8.9 to issue any authorized but unissued Shares (including treasury shares) for such consideration as the Board of Directors deems appropriate.

Section 9.2. Share Certificates. Shares shall be evidenced by numbered certificates in such form as shall be approved by the Board of Directors, signed by the President or any Vice President and the Secretary. Any such Share certificates shall be kept in a book and shall be issued in consecutive order. The name of the person owning the Shares, the number of Shares owned by the Shareholder, and the date of issue shall be entered on each certificate. Share certificates exchanged or returned shall be canceled by the Secretary and returned to their original place in the book of Shares.

Section 9.3. Transfer of Shares. Transfers of Shares shall be made on the books of the Corporation by the Transferring Shareholder in person or by power of attorney, upon surrender of the old certificate evidencing the Shares to be transferred, duly assigned to the transferee, and only upon compliance with the provisions of these Bylaws.

Section 9.4. Capital Contributions. By executing these Bylaws, the Shareholders are agreeing that they have made or simultaneously herewith will make Initial Capital Contributions to the Corporation in amounts and to the extent

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provided in Exhibit A hereto. In the sole discretion of the Director(s),
Shareholders may make their Capital Contributions by means of consideration other than cash. Such non-cash contributions shall be evidenced on Exhibit A hereto. In consideration of the foregoing Capital Contribution, the Shareholders shall receive Shares as provided on Exhibit A. Each Person who thereafter purchases Shares from the Corporation shall make a Capital Contribution in an amount determined by the Board of Directors.

Section 9.5. Additional Contributions. Except as required under a Restrictive Stock Transfer Agreement, no Shareholder shall be required to make any additional Capital Contributions or loans to the Corporation. To the extent approved by the Board of Directors, from time to time Shareholders may be permitted to make additional Capital Contributions and/or loans if and to the extent they so desire. In such event, Shareholders shall have the opportunity (but not the obligation) to participate in such additional Capital Contributions and/or loans on a pro rata basis.

                                    ARTICLE X
                                    DIVIDENDS

Section 10.1. Timing, Amounts and Sources of Dividends. Subject to the provisions of this Article X, the Corporation may pay cash dividends to the Shareholders in such aggregate amounts and at such time or times as the Board of Directors may determine, subject to their discretion to establish and administer Reserves. All dividends shall be paid to each Shareholder in proportion to his Percentage Interest.

Section 10.2. Creation of Reserves. The Board of Directors shall have discretion to establish Reserves out of Available Cash as they may determine to be necessary or appropriate for the working capital needs of the Corporation, anticipated capital expenditures, Corporation liabilities or otherwise, and to determine the appropriate levels of such Reserves and the timing of additions to and disbursements from such Reserves.

Section 10.3 Dividends to Pay Tax Liabilities.

     (a) With respect to any taxable period of the Corporation during which it is an S Corporation, within thirty (30) days after the Corporation files its Federal income tax return, Form 1120S, for such taxable period, the Corporation shall promptly declare and pay a dividend (the "Tax Dividend") to all shareholders in an amount equal to (a) that portion of the Corporation's income attributed to such shareholders during such taxable period multiplied by (b) the sum of the maximum Federal and Wisconsin State income tax rates in effect for such taxable period less (c) the amount of any other dividend(s) to the shareholders during that taxable period. Such dividend is subject to the restrictions governing distributions under the Wisconsin Act and such other pertinent governmental restrictions as are now, or may hereafter, become effective.

     (b) If the Corporation, at the time for the payment of the Tax Dividend, does not have sufficient available to permit it lawfully to declare and pay such dividend, the shareholders and the Corporation shall take such action, or adopt such resolution, and cause such certificates and other documents to be filed as may be necessary to create sufficient funds or permit the payment of the Tax Dividend, whereupon the Corporation shall declare and pay such dividend.

     (c) Any dividends made pursuant to this Section 10.3 shall be treated as advances against dividends which are otherwise payable under Section 10.1.

Section 10.4. Other Provisions Regarding Dividends. No cash shall be distributed to any Shareholder if such dividend (i) is not permitted under the Wisconsin Act or otherwise, or would constitute or result in a default, under any agreement to which the Corporation is a party or to which Corporation assets are subject,
(ii) would constitute a fraudulent conveyance as against creditors of the Corporation or (iii) if the Board of Directors, in their discretion, determine in good faith that such dividend would not be in the best interests of the Corporation.

                                   ARTICLE XI
                              SUB-CHAPTER S STATUS

11.1. Sub-Chapter S Representation. Each shareholder acknowledges that the Corporation has elected and its shareholders have consented to have the Corporation treated, for Federal and State income tax purposes, as an S Corporation, and each shareholder has delivered to the Corporation a written consent to the Corporation's treatment as

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an S Corporation as necessary. Each shareholder will provide to the Corporation, immediately upon the Corporation's request, such properly signed consents or other documents as, in the opinion of the Corporation, may be necessary or useful to maintaining the Corporation's status as an S Corporation, and each shareholder covenants that he will do nothing to interfere with the Corporation's maintaining its status as an S Corporation.

     11.2. Revocation of Election. In the event that the shareholder, by the affirmative vote of at least 80% of the votes which all the shareholders are entitled to cast, determine to terminate the Corporation's status as an S Corporation, and thereafter each shareholder is provided with written notice of such determination, within sixty (60) days after the delivery of such notice, each shareholder, if requested, will execute a consent to such revocation in the form prescribed by the Internal Revenue Service and/or the relevant state department(s) of revenue, and shall deliver such consent to the Secretary of the Corporation.

     11.3. Inadvertent Termination of Sub-Chapter S Election. In the event of a termination of the Corporation's status as an S Corporation, if the Corporation and the shareholders remaining after such termination desire that the Corporation's status as an S Corporation be continued, the Corporation and such shareholder agree to use their best efforts to obtain from the Internal Revenue Service a waiver of the terminating event on the grounds of inadvertency. The Corporation and such shareholders further agree to take such steps, and make such adjustments, as may be required by the Internal Revenue Service pursuant to
(S)1362(f)(3) and (4) of the Internal Revenue Code of 1986, as amended. The shareholder who causes the terminating event to occur shall bear the expense of procuring the waiver, including the legal, accounting and tax costs of taking such steps, and of making such adjustments as may be required.

     11.4. Issuance of Shares Which Would Terminate S-Election.

          (a) Unless the shareholders have approved the termination of the Corporation's Sub-Chapter S Election pursuant to Section 11.2 above, the Corporation shall have no power to issue shares where such issuance would cause the Corporation's Sub-Chapter S Election to be terminated. Any attempted issuance of such shares shall be null and void and shall not be recognized by the Corporation.

          (b) For the purposes of determining whether a new issuance of shares would cause the termination of the Corporation's Sub-Chapter S Election by causing the Corporation to have more shareholders than the Internal Revenue Code allows for an S Corporation, the Corporation shall treat a husband and wife who both hold shares in the corporation as two shareholders, not as single shareholder as set forth in the Code. This section is designed to prevent an inadvertent termination of the S Election resulting from a divorced couple (formerly treated as a single shareholder) being treated as two shareholders upon divorce, which could cause the S Election to be terminated if the Corporation had possessed the maximum allowable number of shareholders prior to the divorce.

     11.5. Mandatory Buy-Back of Shares. The Board of Directors shall have the authority to order a mandatory buy-back of the Corporation's shares where such a buy-back is necessary to preserve the Corporation's S Election. Such shares shall be repurchased by the Corporation at their fair market value or their original purchase price, whichever is greater.

                                   ARTICLE XII
                                BOOKS AND RECORDS

Section 12.1. Accounting Period. The Corporation's accounting period shall be the calendar year.

Section 12.2. Records and Reports. The Corporation shall maintain records and accounts of operations and expenditures of the Corporation. At a minimum, the Corporation shall keep at its principal place of business all records required to be maintained by the Corporation under these Bylaws or the Act.

Section 12.3. Tax Returns. The Board of Directors shall cause the preparation and timely filing of all tax returns required to be filed by the Corporation pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Corporation does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Shareholders within a reasonable time after the end of the Corporation's fiscal year.

Section 12.4. Financial Statements, Reports, Etc. The Corporation shall furnish to each Shareholder:

          (a) within ninety (90) days after the end of each fiscal year of the Corporation, an audited balance sheet of the Corporation, as of the end of such fiscal year and the related statements of income, Shareholders' equity,

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          changes in cash flows for such fiscal year, and accountant's calculation of Book Value Per Share, prepared in accordance with generally accepted accounting principles;

          (b) within thirty (30) days after the end of each fiscal month, a balance sheet of the Corporation and an income statement of the Corporation, unaudited, but prepared in accordance with generally accepted accounting principles;

          (c) promptly following receipt by the Corporation, each audit response letter, accountant's management letter or other written report submitted to the Corporation by its independent public accountants in connection with an annual or interim audit of the books of the Corporation or any of its subsidiaries; and

          (d) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property, or affairs of the Corporation as the Shareholders may reasonably request.
          Section 12.5. Board of Directors Meetings. The Corporation shall use its good faith efforts to ensure that meetings of the Board of Directors of the Corporation are held at least once every year.

Section 12.6. Compliance with Laws. The Corporation shall comply with all applicable laws, rules, regulations, and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

Section 12.7. Keeping of Records and Books of Account. The Corporation shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles, consistently applied, reflecting all financial transactions of the Corporation and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts, and other purposes in connection with its business shall be made.

                                  ARTICLE XIII
                 TRANSFERS AND SALES OF SHARES TO THIRD PARTIES

No Shareholder shall make a Transfer of all or any portion of his Shares unless such transfer is a Permitted Disposition. The Corporation shall not recognize any Transfer that is not a Permitted Disposition.

                                   ARTICLE XIV
                          ADMISSION OF NEW SHAREHOLDERS

At any time after the date of the formation of the Corporation, any Person may become a Shareholder if (a) such Person is approved in writing by a majority of the Directors and (b) the admission of such Person as a Shareholder is approved in writing by Shareholders holding a majority of the issued, outstanding and vested Shares. Upon the occurrence of (a) and (b) in the preceding sentence, such Person shall be admitted as a Shareholder of the Corporation by (i) executing a counterpart of these Bylaws, (ii) executing a counterpart of any Restrictive Stock Transfer Agreement which has been adopted by the Corporation and its Shareholders and is then in effect and (iii) if the Person is not a transferee in connection with a Permitted Disposition, the payment of a Capital Contribution in an amount determined by the Board of Directors. Upon delivery to the Corporation of cash or other consideration of such Capital Contribution, the Corporation shall issue a certificate evidencing the number of Shares purchased. No additional Shareholders (or substitute Shareholders) shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Corporation. The Board of Directors may, at the time a Shareholder is admitted, close the Corporation books (as though the Corporation's tax year had ended) or make pro rata allocations of loss, income, and expense deductions to a new Shareholder for that portion of the Corporation's tax year in which a Shareholder was admitted in accordance with the provisions of 706(d) of the Code and the Treasury Regulations promulgated thereunder.

                                   ARTICLE XV
                           DISSOLUTION AND TERMINATION

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Section 15.1. Dissolution.

          (a) The Corporation shall be dissolved by the written agreement of the Shareholders holding a majority of the issued, outstanding and vested Shares. Section 15.2. Effect of Dissolution. Upon dissolution, if the business of the Corporation is not continued, the Corporation shall commence to wind up its affairs.

Section 15.3. Winding Up, Liquidation and Distribution of Assets.

          (a) Upon dissolution, an accounting shall be made by the Corporation's independent accountants of the accounts of the Corporation and of the Corporation's assets, liabilities, and operations, from the date of the last previous accounting until the date of dissolution. The Director(s) shall then immediately begin to wind up the affairs of the Corporation consistent with maximization of realization as to the Corporation's assets. All Shareholders acknowledge that final collection of such indebtedness and distribution with respect thereto may extend over a period of years and that winding up will proceed consistently with the foregoing.

          (b) If the Corporation is dissolved and its affairs are to be wound up, the Board of Directors shall:

               (i) Sell or otherwise liquidate all of the Corporation's assets consistent with realization of full value of such assets and collection of any assets outstanding (except to the extent the Board of Director(s) may determine to distribute any assets to Shareholders and in kind),

               (ii) Discharge all liabilities of the Corporation, including liabilities to Shareholders who are creditors, to the extent otherwise permitted by law, other than liabilities to Shareholders for dividends, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Corporation,

               (iii) The remaining assets shall be distributed to Shareholders, either in cash or in kind, as determined by the Board of Directors, with any assets distributed in kind being valued for this purpose at their fair market value to the Shareholders.

               (iv) If any assets of the Corporation are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal by the independent accountant regularly engaged by the Corporation or by the Board of Directors. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value.
               (c) Upon completion of the winding up, liquidation, and distribution of the assets, the Corporation shall be deemed terminated.

Section 15.4. Articles of Dissolution. When all debts, liabilities, and obligations of the Corporation have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Corporation have been distributed, Articles of Dissolution, as required by the Act, shall be executed in duplicate and filed with the Wisconsin Secretary of State.

Section 15.5. Effect of Filing of Certificate of Dissolution. Upon the filing of Articles of Dissolution with the Wisconsin Department of Financial Institutions, the existence of the Corporation shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Shareholders shall have authority to distribute any Corporation property discovered after dissolution and take such other action as may be necessary on behalf of and in the name of the Corporation.

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

Section 16.1. Application of Wisconsin Law. These Bylaws, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Wisconsin.

Section 16.2. No Action for Partition. No Shareholder has any right to maintain any action for partition with respect to the property of the Corporation.

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Section 16.3. Execution of Additional Instruments. Each Shareholder hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

Section 16.4. Construction. Whenever the singular number is used in these Bylaws and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

Section 16.5. Headings, Titles and Captions. The headings, titles and captions in these Bylaws are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of these Bylaws or any provision hereof.

Section 16.6. Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of these Bylaws shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

Section 16.7. Rights and Remedies Cumulative. The rights and remedies provided by these Bylaws are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right not to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

Section 16.8. Severability. If any provision of these Bylaws or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of these Bylaws and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

Section 16.9. Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by these Bylaws, their respective heirs, legal representatives, successors, and assigns.

Section 16.10. Creditors. None of the provisions of these Bylaws shall be for the benefit of or enforceable by any creditor of the Corporation.

Section 16.11. Counterparts. These Bylaws may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

Section 16.12. Notices. Any and all notices, offers, demands, or elections required or permitted to be made under these Bylaws ("Notices") shall be in writing, signed by the party giving such Notice, and shall be deemed given and effective (a) when hand-delivered (either in person by the party giving such notice, or by its designated agent, or by commercial courier), (b) on the second business day following the day (as evidenced by proof of mailing) upon which such notice is deposited, postage pre-paid, certified mail, return receipt requested, with the Postal Service, (c) on the next business day when delivered by recognized overnight courier or (d) upon delivery when delivered by facsimile or e-mail at the address or the telecopier number described below or such other address or telecopier number as either party from time to time may designate by notice delivered to the other; provided, however, that no notice of change of address or telecopier number shall be deemed given until received by the party to be notified. Notices shall be sent to:

     (i) If to the Corporation:

                                  M-H Manufacturing Co., Inc.
                                  c/o ABC Supply Co., Inc.
                                  One ABC Parkway
                                  Beloit, Wisconsin 53511
                                  Attn:  Kenneth A. Hendricks
                                  Telephone:  (608) 362-7777
                                  Telecopy:   (608) 362-6529

with copies (which shall not constitute notice) to:

                                  Karl W. Leo, Esq.
                                  Leo and Associates
                                  200 Randolph Avenue, Suite 200
                                  Huntsville, Alabama 35801

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                                  Telephone: (256) 539-6000
                                  Telecopy: (256) 539-6024

          (ii) If to a Shareholder, to the Shareholder's address as reflected in the Share ownership records of the Corporation or as the Shareholders shall designate to the Corporation in writing.

          (iii) If to a Director, at the address reflected in the records of the Corporation.

Section 16.13. Invalidity. The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any particular provision herein is construed to be in conflict with the provisions of the Wisconsin Act or other law, the provisions of these Bylaws shall control to the fullest extent permitted by law. The invalidity or unenforceability of any provisions hereof under applicable law shall not affect or invalidate the other provisions hereof, and these Bylaws shall be construed in all respects as if such invalid provisions were omitted.

Section 16.14. Banking. All funds of the Corporation shall be deposited in its name in an account or accounts as shall be designated from time to time by the Board of Directors. All funds of the Corporation shall be used solely for the business of the Corporation. All withdrawals from the Corporation bank accounts shall be made only upon check signed by Officers or by such other persons as the Board of Directors may designate from time to time.

Section 16.15. Further Assurances. Each Shareholder agrees to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Corporation and these Bylaws.

Section 16.16. Legends. Any certificate evidencing Shares shall bear the following legends: On the face of the certificate:

"TRANSFER OF SHARES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE
     WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE."

On the reverse:

"THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY
     IN ACCORDANCE WITH THE BYLAWS AND RESTRICTIVE STOCK TRANSFER AGREEMENT (IF
     ANY) OF THE CORPORATION, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID AGREEMENTS. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID AGREEMENTS."

"SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR
     INVESTMENT PURPOSES ONLY AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH SUCH LAWS, AND UPON EVIDENCE SATISFACTORY TO THE CORPORATION OF COMPLIANCE WITH SUCH LAWS, AS TO WHICH THE CORPORATION MAY RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION."

Section 16.17. Investment Representation. In addition to the restrictions on transfer set forth above, each Shareholder understands that Shareholder must bear the economic risk of this investment for an indefinite period of time because the Shares are not registered under the Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any state or other jurisdiction. Shareholder has been advised that there is no public market for the Shares and that the Shares are not being registered under the 1933 Act upon the basis that the transactions involving its sale are exempt from such registration requirements, and that reliance by the Corporation on such exemption is predicated in part on the Shareholder's representations set forth in these Bylaws. Each Shareholder acknowledges that no representations of any kind concerning the future intent or ability to offer or sell the Shares in a public offering or otherwise have been made to the Shareholder by the Corporation or any other person or entity. The Shareholder understands that the Corporation

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makes no covenant, representation or warranty with respect to the registration of securities under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Corporation. Accordingly, the Shareholder acknowledges that there is no assurance that there will ever be any public market for the Shares, and that the Shareholder may not be able to publicly offer or sell any thereof.

Each Shareholder represents and warrants that the Shareholder is able to bear the economic risk of losing Shareholder's entire investment in the Corporation, which investment is not disproportionate to Shareholder's net worth, and that the Shareholder has adequate means of providing for Shareholder's current needs and personal contingencies without regard to the investment in the Corporation. The Shareholder acknowledges that an investment in the Corporation involves a high degree of risk. The Shareholder acknowledges that Shareholder and Shareholder's advisors have had an opportunity to ask questions of and to receive answers from the Officers of the Corporation and to obtain additional information in writing to the extent that the Corporation possesses such information or could acquire it without unreasonable effort or expense: (i) relative to the Corporation and the Shares; and (ii) necessary to verify the accuracy of any information, documents, books and records furnished. Each Shareholder represents, warrants and covenants to the Corporation that the Shareholder is a resident of the state shown on Exhibit A hereto and will be the sole party in interest as to the Shares acquired hereunder and is acquiring the Shares for the Shareholder's own account, for investment only, and not with a view toward the resale or distribution thereof.

Each Shareholder agrees that the Shareholder will not attempt to pledge, transfer, convey or otherwise dispose of the Shares except in a transaction that is the subject of either (i) an effective registration statement under the 1933 Act and any applicable state securities laws, or (ii) an opinion of counsel, which opinion of counsel shall be satisfactory to the Corporation, to the effect that such registration is not required. The Corporation may rely on such an opinion of Shareholder's counsel in making such determination. Each Shareholder consents to the placement of legends on any certificates or documents representing any of the Shares stating that the Shares have not been registered under the 1933 Act or any applicable state securities laws and setting forth or referring to the restrictions on transferability and sale thereof. The Shareholder is aware that the Corporation will make a notation in its appropriate records, and notify its transfer agent, with respect to the restrictions on the transferability of the Shares.

Each Shareholder represents that the Shareholder has consulted with the Shareholder's attorneys, financial advisors and others regarding all financial, securities and tax aspects of the proposed investment in the Corporation and that such advisors have reviewed these Bylaws and all documents relating to these Bylaws on Shareholder's behalf. Shareholder and the Shareholder's advisors have sufficient knowledge and experience in business and financial matters to evaluate the Corporation, to evaluate the risks and merits of an investment in the Corporation, to make an informed investment decision with respect to investment in the Corporation, and to protect the investors' interest in connection with the investor's acquisition of shares in the Corporation without the need for additional information which would be required to be included in a complete registration statement effective under the 1993 Act.

Section 16.19. Voting of Shares Held In Other Companies. In the absence of other arrangements by the Board of Directors, shares of stock and/or membership interest issued by any other corporation, limited liability company, or other entity and owned or controlled by the Corporation may be voted at any shareholders' or members' meeting of the other entity by the Chief Executive Officer or, in the absence or disability of the Chief Executive Officer, the President or (if the President is not present) the senior Vice President present at the meeting, or, if neither the President nor any Vice President is present at the meeting, the shares may be voted by such person as the Chief Executive Officer designates and the person hereinabove designated shall be the proxy designated to represent the Corporation at the meeting. In the absence of other arrangements by the Board of Directors, the President, or, in the absence or disability of the Chief Executive Officer, the President (and in the absence or disability of the President, any Vice President) is authorized to execute any consents in lieu of meeting of shareholders or members with respect to the aforementioned entities.

Section 16.20. Ongoing Expenses; Fees. The Corporation shall pay all of its own expenses, including legal, accounting and other outside fees and expenses.

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IN WITNESS WHEREOF, the undersigned have set their hands and seals effective as of March ___, 2002.

CORPORATION:

M-H MANUFACTURING CO., INC.,
 a Wisconsin corporation

By:

Its:

SHAREHOLDER:


__________________________________
KENNETH A. HENDRICKS

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                                    Exhibit A
                                       To
                                     Bylaws
                                       of
                           M-H Manufacturing Co., Inc.

Shareholder's Name         Capital Contribution      Shares          Percentage
and Address                for Shares                Owned           Interest
--------------------------------------------------------------------------------

Kenneth A. Hendricks              $1000               1000             100%
One ABC Parkway
Beloit, WI 53511

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